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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:


                DATATRAK INTERNATIONAL RECEIVES NOTICE OF NASDAQ
               NATIONAL MARKET DELISTING; APPLIES FOR TRANSFER TO
                             NASDAQ SMALLCAP MARKET

         CLEVELAND, Ohio, February 18, 2003--DATATRAK International, Inc. (Nasdaq: DATA), today announced that it received a Nasdaq Staff Determination on February 12, 2003 indicating that the Company fails to comply with the minimum $10 million stockholders' equity requirement for continued listing as set forth in Marketplace Rule 4450(a)(3), and that its securities are, therefore, subject to delisting from the Nasdaq National Market. The Company believes that it meets the requirements for continued listing on the Nasdaq SmallCap Market and has filed an application with Nasdaq to transfer the listing of its securities from the Nasdaq National Market to the Nasdaq SmallCap Market. The submission of the application will stay the delisting order until a final determination is made regarding the transfer application. There can be no assurance that the transfer application will be accepted.

         About DATATRAK International

         DATATRAK International, Inc. is a worldwide ASP for the EDC industry. The Company provides a suite of software products supporting the use of DATATRAK EDC(TM) and related services to the pharmaceutical, biotechnology, and medical device industries. DATATRAK EDC(TM) was developed in order to deliver clinical research data from investigative sites to clinical trial sponsors faster and more efficiently than conventional, manual methods. DATATRAK EDC(TM) can be deployed worldwide in either a distributed platform using laptop computers or in a centralized environment using the Internet. DATATRAK EDC(TM) software and its earlier versions have successfully supported many international clinical studies involving thousands of clinical research sites and encompassing tens of thousands of patients in 39 countries. DATATRAK International, Inc.'s product suite has been utilized in some aspect of the clinical development of 13 separate drugs that have received regulatory approval from either the United States Food and Drug Administration or counterpart European bodies. DATATRAK International, Inc. has offices located in Cleveland, Ohio and Bonn, Germany. Its common stock is listed on the Nasdaq Stock Market under the symbol "DATA." Visit the DATATRAK International, Inc. web site at www.datatraknet.com or www.datatraknet.de.

         Except for the historical information contained in this press release, the statements made in this release are forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the ability of the Company to absorb corporate overhead and other fixed costs in order to successfully market the DATATRAK EDC(TM) software; the development and fluctuations in the market for EDC technology; continued unreliability of the Internet infrastructure; the degree of the Company's success in obtaining new contracts; the timing of payments from customers and the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; dependence on key personnel; the Company's ability to satisfy Nasdaq's continued listing requirements and remain listed on Nasdaq; governmental regulation; the early stage of the Company's EDC business and operations; and general economic conditions. In addition, the Company's success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry.

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CONTACT:

Jeffrey A. Green, Pharm.D., FCP             Terry C. Black
President and Chief Executive Officer       Chief Financial Officer
DATATRAK International, Inc.                DATATRAK International, Inc.
440/443-0082 x112                           440/443-0082 x110
                                       Or

 RJ Falkner & Company, Inc., Investor Relations Counsel at 800-377-9893 or via
                          e-mail at info@rjfalkner.com